Exhibit 1.1

CHINA BIOLOGIC PRODUCTS, INC.

1,550,000 SHARES OF COMMON STOCK (PAR VALUE $0.0001 PER SHARE)

UNDERWRITING AGREEMENT

June 27, 2014

June 27, 2014

Morgan Stanley & Co. International plc
25 Cabot Square, Canary Wharf
London, E14 4QA
United Kingdom

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

China Biologic Products, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as manager (the “Manager”), and a stockholder of the Company (the “Selling Stockholder”) named in Schedule I hereto severally but not jointly propose to sell to the several Underwriters, an aggregate of 1,550,000 shares of its common stock, par value $0.0001 per share, of the Company (the “Firm Shares”), of which 800,000 shares are to be issued and sold by the Company and 750,000 shares are to be sold by the Selling Stockholder . The Company also proposes to issue and sell to the several Underwriters not more than 120,000 additional shares of its common stock, par value $0.0001 per share (the "Company Additional Shares"), and the Selling Stockholder proposes to issue and sell to the several Underwriters not more than 112,500 additional shares of the common stock of the Company, par value $0.0001 per share (the "Selling Stockholder Additional Shares," and together with the Company Additional Shares, the “Additional Shares”) if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) registration statements, each including a prospectus, on Form S-3 (File No. 333-171069, 333-182624 and 333-196591), relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company and the Selling Stockholder. The registration statements as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), are hereinafter referred to as the “Registration Statements”, and the related prospectus covering the Shelf Securities dated June 17, 2014 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) are hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.                  Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                Each of the Registration Statements has become effective; no stop order suspending the effectiveness of each of the Registration Statements is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)               (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statements, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statements as of the date hereof do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statements and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain as of its date and as of the Closing Date (as defined in Section 5 of this Agreement), as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statements, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein, it being understood that the only such information so furnished is described in Section 11 of this Agreement.

(c)                The financial statements included in the Registration Statements, the Prospectus and the Time of Sale Prospectus, together with the related schedules and notes, have been prepared in compliance with the requirements of the Securities Act and the Exchange Act in all material respects, and present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of comprehensive income, changes in equity and cash flows of the Company and its subsidiaries for the periods specified; and said financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statements, the Prospectus and the Time of Sale Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statements. For the purpose of this Agreement “subsidiary” means, any person of which at least a majority of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or other performing similar functions with respect to such corporation or other organization) is, directly or indirectly, owned or controlled by the Company.

(d)               The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

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(e)                The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect in the business, properties, condition, financial or otherwise, or on the earnings or prospects of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(f)                Except as otherwise disclosed in the Registration Statements, the Time of Sale Prospectus and the Prospectus, each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(g)               This Agreement has been duly authorized, executed and delivered by the Company.

(h)               The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)                 All of the outstanding Common Stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly authorized and are validly issued, fully paid and non-assessable.

(j)                 The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The outstanding share capital of each of the companies set forth in Company’s 2013 Annual Report on Form 10-K (the “Annual Report”) under the heading “Item 1. Business - Corporate Structure” is owned by the Company either directly or indirectly as to such percentage as set forth therein and unless otherwise disclosed in Registration Statements, the Time of Sale Prospectus and the Prospectus, such share capital so owned by the Company (either directly or indirectly) is free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

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(k)               Except as otherwise described in the Registration Statements, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents (as defined below), (ii) in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), (iii) in violation of any applicable law, statute, regulation, rule, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, or (iv) in breach or in default of any of the Governmental Licenses (as defined below), with respect to each of the clauses (ii), (iii) and (iv), except for any such default, violation or breach as would not, individually or in the aggregate, have a Material Adverse Effect. “Organizational Documents” means, with respect to any person, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws and any charter, partnership agreements, joint venture agreements or other organizational documents of such entity and any amendments thereto.

(l)                 The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the consummation of the transactions contemplated herein or therein and in the Registration Statements (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Registration Statements, the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, or contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, nor will such action constitute any breach or default of the Government Licenses, and no filing with, consent, approval, license, registration, authorization, decree or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares. A “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(m)             Since the respective dates as of which information is given in the Registration Statements, the Time of Sale Prospectus and the Prospectus, (i) there has been no change, nor any development or event involving a prospective change, that would, individually or in the aggregate, result in a Material Adverse Effect, (ii) there have been no transactions entered into by the Company or any of its subsidiaries that would, singly or in the aggregate, result in a Material Adverse Effect, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iv) there has been no material adverse change in the share capital, non-current indebtedness, combined net current assets or stockholders’ equity, combined operating profit or the total or per-share amounts of (loss) profit for the period of the Company and its subsidiaries, and (v) there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its subsidiaries that would, singly or in the aggregate, result in a Material Adverse Effect.

(n)               There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statements or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed as required.

(o)               Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)               The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)               The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except with respect to clauses (i), (ii) and (iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

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(r)                 There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(s)                Neither the Company nor any of its subsidiaries, nor any director, officer, or employee, nor, to the Company’s knowledge, any other affiliate, or agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(t)                 The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(u)               (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

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(A)             the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)              located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar. Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)               The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)             to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)              in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)             the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v)               The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(w)             The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statements (if any) fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rule and guidelines applicable thereto. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(x)               Except as disclosed in the Registration Statements, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess such necessary permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, provincial, local or foreign regulatory agencies or bodies and have made all necessary filings required under any applicable law, regulation or rule necessary to conduct the business currently operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries is in violation of, or in default under, or has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses; except such non-compliance as in each case which, singly or in the aggregate, would not result in a Material Adverse Effect.

(y)               Except as disclosed in the Registration Statements, the Time of Sale Prospectus and the Prospectus, the Company has taken all reasonable steps to comply, and to ensure compliance by each of the Company’s stockholders who became a stockholder of the Company prior to the Company’s initial public offering and is a PRC resident or PRC citizen, with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each of such stockholders to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(z)                KPMG, who have certified the financial statements filed with the Commission as part of the Registration Statements, are independent public accountants as required by the Securities Act and the applicable rules and regulations of the Commission thereunder.

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(aa)            The Shares are listed on the Nasdaq Global Select Market.

(bb)           No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees or the principal suppliers or contractors of any of its subsidiaries, which, in each case, would, individually or in the aggregate, result in a Material Adverse Effect.

(cc)            The statements in the Registration Statements, the Time of Sale Prospectus and the Prospectus under the headings “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Prospectus Summary,” “Description of Share Capital,” “Description of Capital Stock,” “Description of the Warrants,” “Description of the Units,” “Shares Eligible for Future Sale,” and “Taxation,” as applicable, and the statements in the Annual Report insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the material information required to be shown.

(dd)          Except as otherwise described in the Registration Statements, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, domain names, copyrights (including rights relating to software), know how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (collectively, “Intellectual Property”) described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)            In relation to the Intellectual Property: (i) there are no third parties (other than a person who has a registered or contractual right to such Intellectual Property) who have established or, to the Company’s best knowledge, will be able to establish rights to any Intellectual Property owned by or licensed to the Company or any of the its subsidiaries; (ii) to the Company’s best knowledge, there is no infringement by third parties of any Intellectual Property owned by or licensed to the Company or any of its subsidiaries; (iii) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property or the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others alleging that the Company or any of its subsidiaries infringes or otherwise violates any Intellectual Property of any other person or entity, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect; and (vi) none of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company and its subsidiaries to the Company’s best knowledge, or otherwise in violation of the rights of any persons; except as with respect to each of the foregoing that would not have a Material Adverse Effect.

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(ff)             Neither the Company nor any of its subsidiaries nor, to the Company’s best knowledge, any of the Company’s and its subsidiaries’ respective directors, officers, employees, representatives, agents, affiliates or controlling persons has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(gg)           Except as disclosed in the Registration Statements, the Time of Sale Prospectus and the Prospectus, all of the leases and subleases held by the Company and its subsidiaries are valid, subsisting, enforceable and in full force and effect, except as would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of any claim that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not result in a Material Adverse Effect.

(hh)           The Company is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or any significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls.

(ii)               The sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statements, the Time of Sale Prospectus and the Prospectus accurately and fairly describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of the Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Registration Statements, the Time of Sale Prospectus and the Prospectus, and have consulted with its independent accountants with regards to such disclosure.

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(jj)               The Company has taken all necessary actions to ensure that the Company and its subsidiaries and their respective officers and directors, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.

(kk)           The Company is eligible for filing a registration statement on Form S-3.

(ll)               The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as it generally believes to be maintained by companies of established repute engaged in the same or similar business in the PRC, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such policies expire, or to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(mm)       Any statistical and market-related data included in the Registration Statements, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, except to the extent that a written consent for the use of data released by the relevant PRC government authority or other source of data is not required under PRC or other applicable law, the Company has obtained the required written consent to the use of such data from such sources and such consent has not been revoked.

(nn)           Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statements, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(oo)           Except as disclosed in the Time of Sale Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or equity interest, or from repaying to the Company any loans or advances to such subsidiary from the Company.

(pp)           Except pursuant to this Agreement, neither the Company nor any of its subsidiaries has incurred any liability for any brokerage commission, finder’s fee or other like payment in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby or by the Registration Statements.

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(qq)           During the past three years, there have been no material relationships or transactions between the Company or any of its subsidiaries on one hand and their respective 10% or greater stockholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, required to be described in the Time of Sale Prospectus that are not so disclosed.

(rr)              Except as disclosed in the Registration Statements, the Time of Sale Prospectus and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in PRC, Hong Kong and the British Virgin Islands by or on behalf of the Underwriters to any PRC, Hong Kong or British Virgin Islands taxing authority in connection with the issuance, sale and delivery of the Shares by the Company, the sale and delivery of the Shares by the Selling Stockholder and the delivery of the Shares to or for the account of the Underwriters, the purchase from the Company and the Selling Stockholder and the initial sale and delivery by the Underwriters of the Shares to purchasers thereof or the execution and delivery of this Agreement.

(ss)             The choices of the law of the State of New York as the governing law of this Agreement are valid choices of law under the laws of the British Virgin Islands, Hong Kong and PRC and will be honored by courts in the British Virgin Islands, Hong Kong and PRC, subject to compliance with relevant civil procedural requirements. The Company has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 of this Agreement.

(tt)              Except as disclosed in the Registration Statements, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”). Except as disclosed in the Time of Sale Prospectus, any person to whom the Company has granted registration rights has either exercised or waived such registration rights in this Offering; and all such persons have agreed not to exercise their registration rights until after the expiration of the lock-up period referred to in Section 3 hereof.

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(uu)           Neither the Company nor any of its subsidiaries nor any of their respective properties, assets or revenues has any right of immunity under British Virgin Islands, Hong Kong, PRC, New York or United States federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any British Virgin Islands, Hong Kong, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Shares; and, to the extent that the Company, or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement.

(vv)           The Company has not distributed and, prior to any Closing Date or Option Closing Date and the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Manager has consented in accordance with this Agreement.

(ww)       Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries have no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person; and the Company and its subsidiaries are in compliance with all applicable laws relating to employee benefits, except non-compliance that would not have a Material Adverse Effect.

(xx)           There are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) and the Company or any of the officers or directors of the Company or its subsidiaries, or holders of 5% or greater of the securities of the Company.

(yy)           Except as disclosed in the Registration Statements, the Time of Sale Prospectus and the Prospectus, the granting of share option or restricted stock under the Company’s 2008 Equity Incentive Plan or the issuance of Common Stock pursuant to the exercise of such share option or the lapse of restrictions of such restricted stock, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act.

(zz)            Each entity or person whose name is set forth on Schedule IV hereto has furnished to you, prior to the date of this Agreement, a lock-up letter or letters, substantially in the form of Exhibit A hereto.

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2.                  Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a)                The Selling Stockholder has been duly organized and is validly existing as a company in its jurisdiction of formation.

(b)               The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by the Selling Stockholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by the Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as the Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statements (the “Power of Attorney”) will not contravene any provision of (i) applicable law (provided no representation is made with respect to compliance with federal, state or other applicable securities or antifraud laws (collectively, “Securities Laws”)), (ii) the certificate of incorporation or by-laws of the Selling Stockholder, (iii) any agreement or other instrument binding upon the Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, except that in the case of clauses (i) and (iii) as would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement, the Custody Agreement or the Power of Attorney, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of the Selling Stockholder, except such as may be required by the Securities Laws of the various states in connection with the offer and sale of the Shares.

(c)                This Agreement has been duly authorized, executed and delivered on behalf of the Selling Stockholder. The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Stockholder and are valid and binding agreements of the Selling Stockholder.

(d)               The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Shares.

(e)                Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Securities), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

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(f)                The Selling Stockholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g)               (i) the Registration Statements, when they became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 of this Agreement), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of its date and as of the Closing Date, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this subsection are limited in all respects to statements or omissions of material facts made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company by or on behalf of the Selling Stockholder expressly for use in the Time of Sale Prospectus, the Prospectus or the Registration Statements; it being understood and agreed that such information furnished by the Selling Stockholder consists only of (A) the legal name, address and the number of shares of common stock of the Company owned by the Selling Stockholder and (B) the other information (excluding percentages) with respect to the Selling Stockholder which appear in the table (and corresponding footnotes) under the captions “Selling Stockholder” and “Selling Stockholders” in the Registration Statements, the Prospectus and the Time of Sale Prospectus.

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3.                  Agreements to Sell and Purchase. Each Seller, severally but not jointly, solely on behalf of itself hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $36.48 a Share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to sell to the Underwriters the Company Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 120,000 Company Additional Shares at the Purchase Price and (ii) the Selling Stockholder agrees to sell to the Underwriters the Selling Stockholder Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 115,000 Selling Stockholder Additional Shares at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of the Manager on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act or any other securities so owned convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

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The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c)  the grant by the Company of share options and restricted shares under its existing employee stock option plans which are described in the Registration Statements, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Selling Stockholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the Selling Stockholder agrees that, without the prior written consent of the Manager on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The Selling Stockholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by the Selling Stockholder except in compliance with the foregoing restrictions.

4.                  Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statements and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $38 a Share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $1.52 a Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may allow, a concession, not in excess of $0.912 a Share, to any Underwriter or to certain other dealers.

5.                  Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 am New York City time on July 2, 2014, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

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Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes payable, or paid by or on behalf of the Underwriters, in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding taxes required by law.

6.                  Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statements shall have become effective not later than 4:30 p.m. (New York City time) on the date hereof. The several obligations of the Underwriters are subject to the following further conditions:

(a)                Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                 there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)               there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)               The Underwriters shall have received on the Closing Date

(i)                 a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened; and

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(ii)               a certificate, dated the Closing Date and signed by the chief financial officer of the Company, stating, among other things, that certain operating and financial data disclosed in the Registration Statements, the Time of Sale Prospectus and the Prospectus have been derived from and verified against the Company’s accounting and business records, and he has no reason to believe that such data is not true and accurate.

(c)                The Underwriters shall have received a certificate of the Selling Stockholder, dated the Closing Date and signed by the Selling Stockholder’ attorney-in-fact, to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d)               The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation, outside counsel for the Company, dated the Closing Date, to set forth in Exhibit B-1:

(e)                The Underwriters shall have received on the Closing Date an opinion of Grandall Law Firm, PRC counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B-2;

(f)                The Underwriters shall have received on the Closing Date an opinion of Chen and Associates (in association with Wilson Sonsini Goodrich & Rosati Professional Corporation), Hong Kong counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B-3;

(g)               The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B-4;

(h)               The Underwriters shall have received on the Closing Date an opinion of U.S. counsel for the Selling Stockholder, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters; and

(i)                 The Underwriters shall have received on the Closing Date an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Selling Stockholder, dated the Closing Date, to the effect set forth in Exhibit C-1.

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(j)                 The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date in form and substance reasonably satisfactory to you.

(k)               The Underwriters shall have received on the Closing Date an opinion of Jingtian & Gongcheng, PRC counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you.

(l)                 The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statements, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two days prior to Closing Date.

(m)             On the Closing Date, the Shares shall have been approved for listing on the Nasdaq Global Select Market subject any to official notice of issuance.

(n)               The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(o)               The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)                 The Underwriters shall have received on the Option Closing Date a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)               The Underwriters shall have received on the Option Closing Date an opinion of Wilson Sonsini Goodrich Rosati Professional Corporation, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iii)             The Underwriters shall have received on the Option Closing Date an opinion of Grandall Law Firm, PRC counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the effect as the opinion required by Section 6(e) hereof;

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(iv)             The Underwriters shall have received on the Option Closing Date an opinion of Chen and Associates (in association with Wilson Sonsini Goodrich & Rosati Professional Corporation), Hong Kong counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the effect as the opinion required by Section 6(f) hereof;

(v)               The Underwriters shall have received on the Option Closing Date an opinion of Conyers Dill & Pearman , British Virgin Islands counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the effect as the opinion required by Section 6(g) hereof;

(vi)             The Underwriters shall have received on the Option Closing Date an opinion of U.S. counsel for the Selling Stockholder, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the effect as the opinion required by Section 6(h) hereof;

(vii)           The Underwriters shall have received on the Option Closing Date an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Selling Stockholder, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the effect as the opinion required by Section 6(i) hereof;

(viii)         The Underwriters shall have received on the Option Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dafted the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(j) hereof;

(ix)             The Underwriters shall have received on the Option Closing Date an opinion of Jingtian & Gongcheng, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(k) hereof;

(x)               The Underwriters shall have received on the Option Closing Date a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(l) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(xi)             The Underwriters shall have received on the Option Closing Date such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

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7.                  Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                To furnish to you, without charge, two signed copies of the Registration Statements (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statements (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statements as you may reasonably request.

(b)               Before amending or supplementing the Registration Statements, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)               Without the prior written consent of the Manager, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statements then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statements, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

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(f)                If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)               To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)               To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                 The Company is an U.S. person for U.S. federal income tax purposes. As the Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), (i) on or before the Closing Date, a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) within ten (10) days after the Closing Date, proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(j)                 If requested by the Manager, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

23

8.                  Covenants of the Selling Stockholder. The Selling Stockholder covenants with each Underwriter that the Selling Stockholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9.                  Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and Selling Stockholder agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement (the “Fees and Expenses”), including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statements, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the NASDAQ Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and costs and expenses in connection with any “road show” incurred by the Underwriters including travel and lodging expenses of the representatives of the Underwriters. Each Seller further agrees to share and to pay, and cause to be paid, the Fees and Expenses on a pro rata basis in proportion to the aggregate number of Shares sold by such Seller.

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10.              Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.              Indemnity and Contribution.

(a)                The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)               The Selling Stockholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph, the contribution provisions of this Section 11, and in respect of any claim in respect of a breach of the representations and warranties of the Selling Stockholder contained in Sections 2(f) and 2(g) hereof, shall be limited to an amount equal to the aggregate Public Offering Price (less underwriting discounts and commissions) of the Shares sold by the Selling Stockholder under this Agreement.

25

(c)                Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. The parties hereto understand and agree that the only such information concerning such Underwriter furnished by any Underwriter consists of the following information in the Time of Sale Prospectus and the Prospectus furnished on behalf of each Underwriter: the names set forth in the table of the Underwriters under the heading “Underwriting”, the last sentence in the second paragraph under the heading “Underwriting” (only in respect of Morgan Stanley), the information contained in the first sentence of the third paragraph under the heading “Underwriting” discussing dealers' concession, the information contained in the fifteenth paragraph under the heading “Underwriting” discussing possible stabilization measures and the addresses of the Manager appearing in the eighteenth paragraph under the heading “Underwriting.”

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In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Manager. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholder under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(d)               To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate Public Offering Price of the Shares set forth in the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Stockholder under the contribution agreement contained in this paragraph and the indemnity contained in Section 11(b), and in respect of any claim in respect of a breach of the representations and warranties of the Selling Stockholder contained in Sections 2(f) and 2(g) hereof, shall be limited to an amount equal to the aggregate Public Offering Price (less underwriting discounts and commissions) of the Securities sold by the Selling Stockholder under this Agreement.

28

(e)                The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) Selling Stockholder shall not be required to contribute an amount in excess of the amounts by which the proceeds of this offering (before payment of expenses but after deducting underwriting discounts and commissions) received by the Selling Stockholder exceeds the amount of any damages that the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or, the Selling Stockholder or any person controlling the Selling Stockholder, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.              Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, or any other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, PRC or Hong Kong shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, PRC or Hong Kong authorities or (v) there shall have occurred any material adverse change in the financial markets in the United States, PRC, Hong Kong or the international financial markets, any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

29

13.              Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the relevant sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such defaulting Seller will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

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14.              Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other hand, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15.              Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.              Submission to Jurisdiction. The Company and the Selling Stockholder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholder irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Selling Stockholder irrevocably appoints CT Corporation Services, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Selling Stockholder by the person serving the same to the address provided in Section 21 hereof, shall be deemed in every respect effective service of process upon the Selling Stockholder in any such suit or proceeding. The Selling Stockholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

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17.              Judgment Currency. The obligations of the Company and the Selling Stockholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Stockholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

18.              Time. Time shall be of the essence of this Agreement. Except as otherwise set forth herein, specified times of day refer to New York City Time.

19.              Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20.              Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.              Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you Morgan Stanley & Co. International plc, 46/F, International Commerce Center, 1 Austin Road West, Kowloon, Hong Kong, Attention: Head of Global Capital Markets, Asia, Fax: +(852) 2848 5653, with a copy to the Legal Department; and if to the Company, shall be delivered, mailed or sent to 18th Floor, Jialong International Building, 19 Chaoyang Park Road , Chaoyang District, Beijing 100125, People’s Republic of China; and if to the Selling Stockholder shall be delivered, mailed or sent to No. 1 Gao Lan Road, Shanghai 200020, People’s Republic of China, with a copy to K&L Gates LLP at 44/F Edinburgh Tower, The Landmark, 15 Queen's Road Central, Hong Kong .

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Very truly yours, China Biologic Products, Inc.
By:	/s/ David (Xiaoying) Gao
Name: David (Xiaoying) Gao
Title: Chief Executive Officer

The Selling Stockholder named in Schedule I hereto, acting severally
/s/ Ming Yang
Attorney-in Fact

Accepted as of the date hereof Morgan Stanley & Co. International plc Acting severally on behalf of itself and the several Underwriters named in Schedule II hereto.
By:	Morgan Stanley & Co. International plc
By:	/s/ Mille Cheng
Name: Mille Cheng
Title: Managing Director

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SCHEDULE I

Selling Stockholder	Number of Firm Securities To Be Sold

Essence International Investment Ltd.	750,000
Total	750,000

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. International plc	1,472,500
Aegis Capital Corp.	77,500
Total	1,550,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Prospectus dated June 17, 2014 relating to Shelf Securities and other securities.

2.	Prospectus dated July 23, 2012 relating to Shelf Securities.

3.	Prospectus dated December 16, 2010 relating to the Shelf Securities and other securities.

4.	Preliminary Prospectus Supplement dated June 17, 2014 relating to the Shares.

5.	Issuer Free Writing Prospectus dated June 23, 2014 relating to the Shares.

6.	Issuer Free Writing Prospectus dated June 27, 2014 relating to the Shares.

7.	The public offering price per Share shall be US $38.

8.	The purchase price per Share to be paid by the several Underwriters shall be US$36.48, being an amount equal to the public offering price set forth above less US$1.52 per Share.

III-1

SCHEDULE IV

List of Lock-up Parties

1.	David (Xiaoying) Gao
2.	Sean Shao
3.	Yungang Lu
4.	Dai Feng
5.	Wenfang Liu
6.	Zhijun Tong
7.	Albert (Wai Keung) Yeung
8.	Charles (Le) Zhang
9.	David Hui Li
10.	Ming Yang
11.	Ming Yin
12.	Zhijing Liu
13.	Gang Yang
14.	Essence International Investment Ltd.
15.	Madrone Partners, L.P.
16.	Warburg Pincus Private Equity X, L.P.
17.	Warburg Pincus X Partners, L.P.
18.	WP X Biologics LLC

IV-1

EXHIBIT A

FORM OF LOCK-UP LETTER

A-1

EXHIBIT B-1

FORM OF OPINION OF U.S. COUNSEL TO THE COMPANY

B-1

EXHIBIT B-2

FORM OF OPINION OF PRC COUNSEL TO THE COMPANY

B-2

EXHIBIT B-3

FORM OF OPINION OF HONG KONG COUNSEL TO THE COMPANY

B-3

EXHIBIT B-4

FORM OF OPINION OF BVI COUNSEL TO THE COMPANY

B-4

EXHIBIT C-1

FORM OF OPINION OF BVI COUNSEL TO
ESSENCE INTERNATIONAL INVESTMENT LTD

C-1